EXHIBIT 5.1

[Letterhead of Perkins Coie LLP]
February 26, 2016
Adobe Systems Incorporated
345 Park Avenue
San Jose, CA 95110

Re:	Registration Statement on Form S-3 Filed by Adobe Systems Incorporated
Ladies and Gentlemen:
We have acted as counsel to Adobe Systems Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”),

(b)	shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”),

(c)	debt securities of the Company, including convertible debt securities of the Company (“Debt Securities”),

(d)	warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”),

(e)	purchase contracts for the purchase of Common Stock, Preferred Stock, Debt Securities, currencies or commodities (“Purchase Contracts”), and

(h)
units consisting of one or more Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock, Purchase Contracts or any combination of them (“Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Purchase Contracts, the “Securities”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.
In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Common Stock will be issued by the Company under the Company’s Restated Certificate of Incorporation, as amended from time to time; (b) any Preferred Stock will be issued under the Company’s Restated Certificate of Incorporation, as amended from time to time, and one or more resolutions of the Company’s Board of Directors (the “Board”) setting forth the terms of the Preferred Stock; (c) any Debt Securities will be issued in one or more series pursuant to the Indenture dated as of January 25, 2010 (together with any supplemental indentures, the “Debt Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Debt Trustee”), filed as an exhibit to the Registration Statement or a post-effective amendment to the Registration Statement or incorporated by reference therein; (d) any Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and an entity identified therein as the warrant agent (the “Warrant Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (e) any Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”) entered into between the Company and a financial institution identified therein as the purchase contract agent (the “Purchase Contract Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and (f) any Units will be issued pursuant to one or more unit agreements (each a “Unit Agreement”) to be entered into among the Company and a financial institution identified therein as the unit agent (the “Unit Agent”) in a form filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.
As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Board or a committee thereof or, in the case of Debt Securities, certain authorized officers of the Company as authorized by the Board, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.
In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the Registration Statement, the Debt Indenture as presently in effect, such of the corporate proceedings as have occurred prior to or as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.
As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.
In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 3 through 10 below, the Company, the Debt Trustee, the Warrant Agent, the Purchase Contract Agent or the Unit Agent, as applicable, will have complied with the terms and conditions of the Debt Indenture, the Warrant Agreement, the Purchase Contract Agreement or the Unit Agreement, as applicable, including, but not limited to, the creation, authentication and delivery of any supplemental indenture to the Debt Indenture as then in effect; (d) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities); and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based on and subject to the foregoing, we are of the opinion that:

1.
The Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities pursuant to the terms thereof, or upon the exercise of Warrants, Purchase Contracts or Units pursuant to the terms thereof), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.
When (a) the terms of any particular series of Preferred Stock and the issuance, sale and delivery of shares of such series have been duly authorized by the Board, including through approval by the Board of a certificate of designation relating to such series, (b) the applicable certificate of designation for the Preferred Stock to be issued has been duly filed with and accepted by the Office of the Secretary of State of the State of Delaware and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, the Preferred Stock (including any Preferred Stock duly issued upon the exercise of Warrants, Purchase Contracts or Units pursuant to the terms thereof), will be validly issued, fully paid and nonassessable.

3.	The Debt Indenture as presently in effect constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.
When (a) the applicable Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Debt Securities have been duly established and approved; and (c) the applicable Debt Securities have been duly executed by the Company and authenticated by the Debt Trustee in accordance with the applicable Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Debt Indenture.

5.
When a Warrant Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Warrant Agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.
When (a) the applicable Warrants have been duly authorized by the Company; (b) the final terms of the Warrants have been duly established and approved; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.
When a Purchase Contract Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Purchase Contract Agent, such Purchase Contract Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.
When (a) the applicable Purchase Contracts have been duly authorized by the Company; (b) the final terms of the Purchase Contracts have been duly established and approved; and (c) the applicable Purchase Contracts have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Purchase Contract Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms

9.
When a Unit Agreement as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and by the applicable corporate proceedings, has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Unit Agent, such Unit Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

10.
When (a) the applicable Units have been duly authorized by the Company; (b) the final terms of the Units have been duly established and approved; and (c) the applicable Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms

The foregoing opinions are subject to the following exclusions and qualifications:

(a)
Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)
We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)
Our opinion is limited to the Delaware General Corporation Law and the federal securities laws of the United States of America and, solely as to the valid and binding obligations of the Company with respect to the Debt Securities, the laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,
/s/ PERKINS COIE LLP